EXHIBIT 99.1

The Company uses Adjusted EBITDA, Comparable Operating Performance and Operating Performance to facilitate operating performance comparisons from period to period. Adjusted EBITDA, Comparable Operating Performance and Operating Performance are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities or any other measures of the Company’s liquidity. “Adjusted EBITDA” means net income before net income (loss) from discontinued operations; provision (benefit) for income taxes; minority interest and other expense, net; interest expense and interest and net investment income; and depreciation and amortization expense; as well as adding back interest and net investment income and non-cash trade name impairment. “Comparable Operating Performance” is calculated by adding back to Adjusted EBITDA non-cash option and restricted stock expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger(1). “Operating Performance” is calculated by adding back to Comparable Operating Performance restructuring charges and merger related charges and a management fee paid to Clayton, Dubilier & Rice, Inc. (“CD&R”).

The Company believes Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest income and expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. The Company uses Comparable Operating Performance as a supplemental measure to assess the Company’s performance because it excludes non-cash option and restricted stock expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger. The Company uses Operating Performance as a supplemental measure to assess the Company’s performance because it excludes restructuring charges and a management fee paid to CD&R. The Company presents Comparable Operating Performance and Operating Performance because it believes that they are useful for investors, analysts and other interested parties in their analysis of the Company’s operating results.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. Some of these limitations are:

(1) On March 18, 2007, ServiceMaster entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ServiceMaster Global Holdings, Inc. (formerly CDRSVM Topco, Inc.) (“Holdings”) and CDRSVM Acquisition Co., Inc., an indirect wholly owned subsidiary of Holdings (“Acquisition Co.”). The Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Co. would merge with and into ServiceMaster, with ServiceMaster as the surviving corporation (the “Merger”).

On July 24, 2007, the Merger was completed, and each issued and outstanding share of ServiceMaster common stock, other than shares held by ServiceMaster or Holdings or their subsidiaries and shares held by stockholders who validly perfected their appraisal rights under Delaware law, was converted into the right to receive $15.625 in cash. Each share of ServiceMaster common stock owned by ServiceMaster, Holdings or Acquisition Co. or any of their respective direct or indirect wholly-owned subsidiaries was cancelled and retired, and no consideration was paid in exchange for it.

Immediately following the completion of the Merger, all of the outstanding capital stock of Holdings, the ultimate parent company of ServiceMaster, was owned by investment funds sponsored by, or affiliates with, Clayton, Dubilier & Rice, Inc., Citigroup Private Equity L.P., BAS Capital Funding Corporation and J.P. Morgan Ventures Corporation.

Although ServiceMaster continued as the same legal entity after the Merger, the financial information in this Form 8-K is presented for two periods, Predecessor and Successor, which relate to the period preceding the Merger and period succeeding the Merger, respectively.

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•                 Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect any cash requirements for such replacements; and

•                 Other companies in the Company’s industries may calculate Adjusted EBITDA, Comparable Operating Performance and Operating Performance differently, limiting their usefulness as comparative measures.

Operating revenue and Operating Performance by operating segment are as follows:

	Successor
(In thousands)	Three Months Ended Dec. 31, 2008	Three Months Ended Dec. 31, 2007
Operating Revenue:
TruGreen LawnCare	$218,550	$228,345
TruGreen LandCare	75,412	93,416
Terminix	247,328	244,673
American Home Shield	137,723	110,272
Other Operations and Headquarters	54,810	55,027
Total Operating Revenue	$733,823	$731,733

Operating Performance:
TruGreen LawnCare	$32,067	$36,344
TruGreen LandCare	6,491	8,177
Terminix	44,583	42,096
American Home Shield	11,933	21,185
Other Operations and Headquarters	1,143	(7,435)
Total Operating Performance	$96,217	$100,367

	Successor		Predecessor
(In thousands)	Year Ended Dec. 31, 2008	July 25, 2007 to Dec. 31, 2007	Jan. 1, 2007 to July 24, 2007
Operating Revenue:
TruGreen LawnCare	$1,094,730	$501,830	$597,147
TruGreen LandCare	316,306	169,741	242,154
Terminix	1,093,922	445,760	645,700
American Home Shield	588,039	209,661	331,361
Other Operations and Headquarters	218,435	95,366	118,028
Total Operating Revenue	$3,311,432	$1,422,358	$1,934,390

Operating Performance:
TruGreen LawnCare	$184,819	$102,701	$84,208
TruGreen LandCare	13,637	9,403	965
Terminix	219,054	74,123	120,057
American Home Shield	89,196	47,402	63,432
Other Operations and Headquarters	13,688	(3,610)	(1,927)
Total Operating Performance	$520,394	$230,019	$266,735

The following tables present reconciliations of operating income (loss), the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

					Other
					Operations
	TruGreen	TruGreen		American	and
(In thousands)	LawnCare	LandCare	Terminix	Home Shield	Headquarters	Total

Successor three months ended December 31, 2008

Operating income (loss)(1)	$10,561	$2,310	$12,594	$9,200	$(51,451)	$(16,786)
Depreciation and amortization expense	21,467	2,988	15,588	10,383	6,471	56,897
EBITDA before adding back interest and net investment income	32,028	5,298	28,182	19,583	(44,980)	40,111
Interest and net investment income (loss)(2)	—	—	—	(7,550)	(865)	(8,415)
Non-cash trade name impairment	—	1,400	16,500	—	42,200	60,100
Adjusted EBITDA	32,028	6,698	44,682	12,033	(3,645)	91,796
Non-cash option and restricted stock expense	—	—	—	—	1,895	1,895
Non-cash charges (credits) attributable to purchase accounting(3)	39	(162)	(99)	(336)	(1)	(559)
Comparable Operating Performance	32,067	6,536	44,583	11,697	(1,751)	93,132
Restructuring charges and merger related charges(4)	—	(45)	—	236	2,394	2,585
Management fee(5)	—	—	—	—	500	500
Operating Performance	$32,067	$6,491	$44,583	$11,933	$1,143	$96,217

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$307	$307
Operating Performance of all other discontinued operations	—	—	—	—	(316)	(316)
Operating Performance of discontinued operations(6)	$—	$—	$—	$—	$(9)	$(9)

Successor three months ended December 31, 2007

Operating income (loss)(1)	$(5,871)	$(1,917)	$27,555	$(16,437)	$(20,644)	$(17,314)
Depreciation and amortization expense	50,945	3,064	17,238	12,675	6,098	90,020
EBITDA before adding back interest and net investment income	45,074	1,147	44,793	(3,762)	(14,546)	72,706
Interest and net investment income (loss)(2)	—	—	—	(7,065)	(388)	(7,453)
Adjusted EBITDA	45,074	1,147	44,793	(10,827)	(14,934)	65,253
Non-cash option and restricted stock expense	—	—	—	—	300	300
Non-cash (credits) charges attributable to purchase accounting(3)	(9,135)	1,936	(2,773)	26,138	2	16,168
Comparable Operating Performance	35,939	3,083	42,020	15,311	(14,632)	81,721
Restructuring charges and merger related charges(4)	405	5,094	76	5,874	6,697	18,146
Management fee(5)	—	—	—	—	500	500
Operating Performance	$36,344	$8,177	$42,096	$21,185	$(7,435)	$100,367

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(3,175)	$(3,175)
Operating Performance of all other discontinued operations	—	—	—	—	(54)	(54)
Operating Performance of discontinued operations(6)	$—	$—	$—	$—	$(3,229)	$(3,229)

The following tables present reconciliations of operating income (loss), the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

					Other
					Operations
	TruGreen	TruGreen		American	and
(In thousands)	LawnCare	LandCare	Terminix	Home Shield	Headquarters	Total

Successor year ended December 31, 2008

Operating income (loss)(1)	$96,475	$1,385	$146,185	$23,806	$(70,089)	$197,762
Depreciation and amortization expense	87,957	11,165	60,199	46,922	22,961	229,204
EBITDA before adding back interest and net investment income	184,432	12,550	206,384	70,728	(47,128)	426,966
Interest and net investment income (loss)(2)	—	—	—	(8,201)	(1,851)	(10,052)
Non-cash trade name impairment	—	1,400	16,500	—	42,200	60,100
Adjusted EBITDA	184,432	13,950	222,884	62,527	(6,779)	477,014
Non-cash option and restricted stock expense	—	—	—	—	7,032	7,032
Non-cash charges (credits) attributable to purchase accounting(3)	72	(650)	(3,887)	25,940	378	21,853
Comparable Operating Performance	184,504	13,300	218,997	88,467	631	505,899
Restructuring charges and merger related charges(4)	315	337	57	729	11,057	12,495
Management fee(5)	—	—	—	—	2,000	2,000
Operating Performance	$184,819	$13,637	$219,054	$89,196	$13,688	$520,394

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(2,195)	$(2,195)
Operating Performance of all other discontinued operations	—	—	—	—	1,980	1,980
Operating Performance of discontinued operations(6)	$—	$—	$—	$—	$(215)	$(215)

Successor period July 25, 2007 to December 31, 2007

Operating income (loss)(1)	$42,156	$(6,351)	$49,216	$(20,764)	$(31,017)	$33,240
Depreciation and amortization expense	88,628	5,928	28,543	22,038	10,504	155,641
EBITDA before adding back interest and net investment income	130,784	(423)	77,759	1,274	(20,513)	188,881
Interest and net investment income (loss)(2)	—	—	—	(6,749)	3,186	(3,563)
Adjusted EBITDA	130,784	(423)	77,759	(5,475)	(17,327)	185,318
Non-cash option and restricted stock expense	—	—	—	—	300	300
Non-cash (credits) charges attributable to purchase accounting(3)	(28,488)	1,906	(3,712)	47,003	2	16,711
Comparable Operating Performance	102,296	1,483	74,047	41,528	(17,025)	202,329
Restructuring charges and merger related charges(4)	405	7,920	76	5,874	12,540	26,815
Management fee(5)	—	—	—	—	875	875
Operating Performance	$102,701	$9,403	$74,123	$47,402	$(3,610)	$230,019

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(6,382)	$(6,382)
Operating Performance of all other discontinued operations	—	—	—	—	(165)	(165)
Operating Performance of discontinued operations(6)	$—	$—	$—	$—	$(6,547)	$(6,547)

Predecessor period January 1, 2007 to July 24, 2007
Operating income (loss)(1)	$75,656	$(2,206)	$109,461	$35,582	$(74,561)	$143,932
Depreciation and amortization expense	8,552	3,171	10,596	3,687	6,408	32,414
EBITDA before adding back interest and net investment income	84,208	965	120,057	39,269	(68,153)	176,346
Interest and net investment income(2)	—	—	—	24,163	4,461	28,624
Adjusted EBITDA	84,208	965	120,057	63,432	(63,692)	204,970
Non-cash option and restricted stock expense	—	—	—	—	3,415	3,415
Non-cash charges attributable to purchase accounting(3)	—	—	—	—	—	—
Comparable Operating Performance	84,208	965	120,057	63,432	(60,277)	208,385
Restructuring charges and merger related charges(4)	—	—	—	—	58,350	58,350
Management fee(5)	—	—	—	—	—	—
Operating Performance	$84,208	$965	$120,057	$63,432	$(1,927)	$266,735

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(5,739)	$(5,739)
Operating Performance of all other discontinued operations	—	—	—	—	326	326
Operating Performance of discontinued operations(6)	$—	$—	$—	$—	$(5,413)	$(5,413)

(1)           Presented below is a reconciliation of total segment operating income to net (loss) income.

	Successor
(In thousands)	Three Months Ended Dec. 31, 2008	Three Months Ended Dec. 31, 2007
Segment operating loss	$(16,786)	$(17,314)
Non-operating expense (income):
Interest expense	90,334	99,681
Interest and net investment loss	8,415	7,453
Minority interest and other expense, net	234	131
Loss from continuing operations before income taxes	$(115,769)	$(124,579)
Benefit for income taxes	(29,959)	(43,046)
Loss from continuing operations	(85,810)	(81,533)
Income (loss) from discontinued operations, net of income taxes	144	(24,617)
Net loss	$(85,666)	$(106,150)

	Successor		Predecessor
(In thousands)	Year Ended Dec. 31, 2008	Jul. 25, 2007 to Dec. 31, 2007	Jan. 1, 2007 to July 24, 2007
Segment operating income	$197,762	$33,240	$143,932
Non-operating expense (income):
Interest expense	347,231	177,938	31,643
Interest and net investment loss (income)	10,052	3,563	(28,624)
Minority interest and other expense, net	652	233	3,532
(Loss) income from continuing operations before income taxes	$(160,173)	$(148,494)	$137,381
(Benefit) provision for income taxes	(38,300)	(52,182)	51,692
(Loss) income from continuing operations	(121,873)	(96,312)	85,689
Loss from discontinued operations, net of income taxes	(4,526)	(27,208)	(4,588)
Net (loss) income	$(126,399)	$(123,520)	$81,101

(2)           Interest and net investment income is primarily comprised of investment income and realized gain (loss) on our American Home Shield segment investment portfolio. Cash, short-term and long-term marketable securities associated with regulatory requirements in connection with American Home Shield and for other purposes totaled approximately $244 million as of December 31, 2008. American Home Shield interest and investment income (loss) was $(7.6) million for the three months ended December 31, 2008 compared to $(7.1) million for the three months ended December 31, 2007. American Home Shield interest and investment income (loss) was ($8.2) million for the year ended December 31, 2008 compared to ($6.7) million for the Successor period from July 25, 2007 to December 31, 2007 and $24.2 million for the Predecessor period from January 1, 2007 to July 24, 2007. The balance of interest and investment income primarily relates to (i) a portion of the earnings generated by SMAC; (ii) investment income from our employee deferred compensation trust (for which there is a corresponding and offsetting increase in compensation expense within operating income); and (iii) interest income on other cash balances.

(3)           The Merger was accounted for using purchase accounting. This adjustment represents the aggregate, non-cash adjustments (other than amortization and depreciation) attributable to the application of purchase accounting.

(4)           Includes (i) restructuring charges for severance as well as costs associated with Project Accelerate, (ii) severance costs and costs related to the consolidation of our corporate headquarters in Memphis, Tennessee, including the closing of our office in Downers Grove, Illinois, (iii) costs to exit leases and severance payments related to organizational changes within the TruGreen LandCare operations, (iv) Merger related expenses and (v) charges related to Fast Forward.

(5)           The Company entered into the Consulting Agreement with CD&R under which CD&R provides the Company with on-going consulting and management advisory services in exchange for a minimum annual management fee of $2 million. This fee is payable quarterly.

(6)           The following table presents reconciliations of operating income (loss) of discontinued operations, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

	Successor
	Three	Three
	Months ended	Months ended
(In thousands)	Dec. 31, 2008	Dec. 31, 2007

Operating loss	$(9)	$(4,529)
Depreciation and amortization expense	—	1,300
EBITDA before adding back interest and net investment income	(9)	(3,229)
Interest and net investment income	—	—
Adjusted EBITDA	(9)	(3,229)
Non-cash option and restricted stock expense	—	—
Non-cash charges attributable to purchase accounting	—	—
Comparable Operating Performance	$(9)	$(3,229)
Restructuring charges and merger related charges	—	—
Management fee	—	—
Operating Performance of discontinued operations	$(9)	$(3,229)

	Successor		Predecessor
	Year	Jul. 25, 2007	Jan. 1, 2007
	Ended	to	to
(In thousands)	Dec. 31, 2008	Dec. 31, 2007	Jul. 24, 2007

Operating loss	$(215)	$(8,833)	$(7,617)
Depreciation and amortization expense	—	2,286	2,204
EBITDA before adding back interest and net investment income	(215)	(6,547)	(5,413)
Interest and net investment income	—	—	—
Adjusted EBITDA	(215)	(6,547)	(5,413)
Non-cash option and restricted stock expense	—	—	—
Non-cash charges attributable to purchase accounting	—	—	—
Comparable Operating Performance	$(215)	$(6,547)	$(5,413)
Restructuring charges and merger related charges	—	—	—
Management fee	—	—	—
Operating Performance of discontinued operations	$(215)	$(6,547)	$(5,413)

Information Regarding Forward-Looking Statements

This report includes forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this report and include, without limitation, statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations; financial condition; liquidity; prospects; growth strategies; the industries in which we operate; customer retention; employee selection, training and retention; communications improvements; the continuation of tuck-in acquisitions; our plans and ability to make cash interest payments on our debt; amortization of intangible assets; the outcome of tax audits; the impact of fuel swaps; the amounts we will pay in connection with outsourcing of information technology services; restructurings and reorganizations, including Fast Forward, cost savings from such restructurings and reorganizations and expected charges related to such restructurings and reorganizations; and the impact of prevailing economic conditions.

                Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual outcomes and performances, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including the risks and uncertainties discussed in Item 1A—Risk Factors in Part I of our Annual Report on Form 10-K for the year ended December 31, 2008, could cause actual results and outcomes to differ materially from those in the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

• the effects of our substantial indebtedness and the limitations contained in the agreements governing such indebtedness;

• our ability to generate the significant amount of cash needed to fund our operations and service our debt obligations and debt repurchases;

• our ability to secure sources of financing or other funding to allow for direct purchases of commercial vehicles;

• changes in interest rates;

• weather conditions and seasonality factors that affect the demand for our services;

• changes in the source and intensity of competition in our markets;

• higher commodity prices and lack of availability, including fuel and fertilizer;

• increases in operating costs, such as higher insurance premiums, self-insurance costs and health care costs;

• employee retention, labor shortages or increases in compensation and benefits costs;

• the risk that the benefits from the Merger or Fast Forward may not be fully realized or may take longer to realize than expected;

• a continued downturn in general economic, financial and credit conditions in the United States and elsewhere (including further deterioration or disruption in the credit and financial markets), especially as such a downturn may affect home resales, consumer or business liquidity, consumer or commercial confidence or spending levels including as a result of inflation or deflation, unemployment, interest rate fluctuations, mortgage foreclosures, subprime credit dislocations;

• a failure of any banking institution with which we deposit our funds or any insurance company that provides insurance to us;

• changes in the type or mix of our service offerings or products;

• existing and future governmental regulation and the enforcement thereof, including regulation relating to restricting or banning of telemarketing, direct mail or other marketing activities, the Termite Inspection Protection Plan, pesticides and/or fertilizers;

• the success of our current restructuring initiatives, including the implementation of centers of excellence;

• the number, type, outcomes and costs of legal or administrative proceedings;

• possible labor organizing activities at the Company or its franchisees;

• risks inherent in acquisitions and dispositions;

• the timing and structuring of our business process outsourcing, including the outsourcing of portions of our information technology function, and risks associated with such outsourcing; and

• other factors described from time to time in documents that we file with the Securities and Exchange Commission.

You should read this report completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this report are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this report, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.